      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 6, 2006

                                                      Registration No. 333-_____

================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                        ALLIED HEALTHCARE PRODUCTS, INC.
             (Exact name of registrant as specified in its charter)

                                   ----------

                DELAWARE                                          25-1370721
      (State or other jurisdiction                              (IRS Employer
            of incorporation)                                Identification No.)

              1720 SUBLETTE
           ST. LOUIS, MISSOURI                                       63110
(Address of Principal Executive Offices)                           Zip Code

                                   ----------

                ALLIED HEALTHCARE, INC. 1999 INCENTIVE STOCK PLAN
                 INCENTIVE STOCK PLAN FOR NON-EMPLOYEE DIRECTORS
                             (Full titles of plans)

                                   ----------

                                 DANIEL C. DUNN
                             VICE PRESIDENT FINANCE
                        ALLIED HEALTHCARE PRODUCTS, INC.
                 1720 SUBLETTE AVENUE, ST. LOUIS, MISSOURI 63110
                     (Name and address of agent for service)

   Telephone number, including area code, of agent for service: (314) 771-2400

                                    Copy to:

                           CHARLES E. H. LUEDDE, ESQ.
                        GREENSFELDER, HEMKER & GALE, P.C.
                          10 SOUTH BROADWAY, SUITE 2000
                            ST. LOUIS, MISSOURI 63102

                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------
                                       Proposed Maximum     Proposed Maximum
Title of Securities    Amount to Be        Offering            Aggregate           Amount of
to Be Registered      Registered(1)   Price Per Share(2)   Offering Price(2)   Registration Fee
-------------------   -------------   ------------------   -----------------   ----------------
COMMON SHARES,          1,075,000
NO PAR VALUE(3)          SHARES          $2.19 - 5.875         $4,112,783           $440.07
-----------------------------------------------------------------------------------------------

(1) 1,000,000 Common Shares are reserved for the 1999 Incentive Stock Plan, and 75,000 Common Shares are reserved for the Incentive Stock Plan for Non-Employee Directors.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to clauses (c) and (h) of Rule 457 under the Securities Act of 1933. The proposed maximum offering price per share and proposed maximum offering price of the 577,000 outstanding options granted under the 1999 Incentive Stock Plan is based on the average weighted exercise price of $2.19 per share; the proposed maximum offering price per share and proposed maximum offering price of the 5,500 outstanding options granted under the Incentive Stock Plan for Non-Employee Directors is based on the exercise price of $5.63. The proposed maximum price per share and aggregate maximum offering price of the remaining 482,500 shares is based on the average of the high and low prices for the Common Stock reported on NASDAQ NMS on February 27, 2006.

(3) Also includes the related Preferred Stock Purchase Rights and Preferred Stock, $0.01 per share, which accompany the Common Stock in accordance with the Preferred Stock Rights Plan registered under Section 12(g) on August 23, 1996.

================================================================================

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
PART I
   Item 1.   Plan Information.                                              II-1
   Item 2.   Registered Information and Employee Plan Annual Information    II-1

PART II
   Item 3.   Incorporation of Documents by Reference                        II-1
   Item 4.   Description of Securities                                      II-1
   Item 5.   Interests of Named Experts and Counsel                         II-1
   Item 6.   Indemnification of Directors and Officers                      II-1
   Item 7.   Exemption From Registration Claimed                            II-2
   Item 8.   Exhibits                                                       II-2
   Item 9.   Undertakings                                                   II-2

SIGNATURES                                                                  II-4
EXHIBIT INDEX                                                               II-5
EXHIBITS 5.1 and 23.3
EXHIBIT 23.1
EXHIBIT 23.2
EXHIBIT 24.1

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The documents containing the information specified in Part I will be sent or given to each recipient of an award under each of the Company's 1999 Incentive Stock Plan and the Company's Incentive Stock Plan for Non-Employee Directors as specified by Rule 428(b)(1) promulgated under the Securities Act. In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the "Commission") either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 promulgated under the Securities Act of 1933, as amended (the "Securities Act"). These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this registration statement, taken together, constitute the prospectus as required by Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by Allied Healthcare Products, Inc. (the "Registrant") with the Securities and Exchange Commission are incorporated herein by reference:

          (a) The Registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 or the latest prospectus filed pursuant to rule 424(b) under the Securities Act of 1933 that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

          (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the annual report or prospectus referred to in (a) above.

          (c) The description of the authorized capital stock of the Registrant contained in the Registrant's registration statements filed under Section 12 of the Securities Exchange Act of 1934, as amended, including any amendment or report filed for the purpose of updating the description.

     All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a) and (c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not Applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not Applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Reference is made to Section 145 of the General Corporation Law of the State of Delaware (the "DGCL"), which provides for indemnification of directors, officers and other employees in certain circumstances, and to Section 102(b)(7) of the DGCL, which provides for the elimination or limitation of the personal liability for monetary damages of directors under certain circumstances. The Restated Certificate of Incorporation of the

Company, as amended, eliminates the personal liability for monetary damages of directors under certain circumstances. The by-laws of the Company provide indemnification to directors, officers and other employees of the Company to the fullest extent permitted by the DGCL. The Company has also executed indemnification agreements with the directors, officers and certain other employees of the Company. Such indemnification agreements contain provisions which purport to provide indemnification, where not limited by applicable law, for amounts paid by such individuals in settlement of shareholder derivative actions. Additionally, the Company maintains customary directors' and officers' liability insurance protecting officers and directors against certain liabilities which they may incur in their capacities as such.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not Applicable.

ITEM 8. EXHIBITS.

     4.1 Rights Agreement, dated August 7, 1966, between the Company and The Boatmen's National Bank of St. Louis (now Bank of America, N.A.) concerning Preferred Stock Purchase Rights and Preferred Stock. Incorporated by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K filed August 23, 1996. SEC File No. 0-19266.

     5.1  Opinion of Greensfelder, Hemker & Gale, P.C..

     23.1 Consent of RubinBrown LLP.

     23.2 Consent of PriceWaterhouseCoopers LLP

     23.3 Consent of Greensfelder, Hemker & Gale, P.C. (included in Exhibit
          5.1).

     24.1 Form of Power of Attorney

ITEM 9. UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri on March 6, 2006.

                                        ALLIED HEALTHCARE PRODUCTS, INC.


                                        By: Daniel C. Dunn
                                            ------------------------------------
                                            Daniel C. Dunn
                                            Vice President - Finance and
                                            Secretary

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on March 6, 2006.

                   Signature                                   Title
                   ---------                                   -----

(1) Principal Executive Officer:


    Earl R. Refsland                              Chief Executive Officer,
    -------------------------------------------   President and Director
    Earl R. Refsland

(2) Principal Financial and Accounting Officer:


    Daniel C. Dunn                                Vice President,
    -------------------------------------------   Chief Financial Officer and
    Daniel C. Dunn                                Secretary

(3) Directors:


    s/ Judith T. Graves*                          Director
    -------------------------------------------
    JUDITH T. GRAVES


    s/ James B. Hickey, Jr.*                      Director
    -------------------------------------------
    JAMES B. HICKEY, Jr.


    s/ William A. Peck*                           Director
    -------------------------------------------
    WILLIAM A. PECK


    s/ John D. Weil*                              Director
    -------------------------------------------
    JOHN D. WEIL

*    by Daniel C. Dunn, attorney-in-fact

                                  EXHIBIT INDEX

Exhibit Number                         Document Description
--------------                         --------------------
4.1              Rights Agreement, dated August 7, 1966, between the Company and
                 The Boatmen's National Bank of St. Louis (now Bank of America,
                 N.A.) concerning Preferred Stock Purchase Rights and Preferred
                 Stock. Incorporated by reference to Exhibit 4.1 to the
                 Company's Current Report on Form 8-K filed August 23, 1996. SEC
                 File No. 0-19266.

5.1              Opinion of Greensfelder, Hemker & Gale, P.C.

23.1             Consent of RubinBrown LLP.

23.2             Consent of PriceWaterhouseCoopers LLP

23.3             Consent of Greensfelder, Hemker & Gale, P.C. (included in
                 Exhibit 5.1).

24.1             Form of Powers of Attorney.